EXHIBIT 10.6




                             MANUFACTURING AGREEMENT




                                    BETWEEN




                             POWER PHOTO KIOSK INC.


                                       AND



                              INTEGRATED KIOSK INC.

Power Photo & Integrated Kiosk                           Manufacturing Agreement




                This Agreement is made on the 14 day of May, 1999



BETWEEN



Power Photo Kiosk Inc. (hereinafter referred to as "PPK") with its registered office situated at 181 Whitehall Drive, Markham, Ontario, L3R 9T1, CANADA.

and

Integrated Kiosk Inc. (hereinafter referred to as "Integrated") with its registered office situated at 397 Humberline Drive, Unit #7, Rexdale, Ontario, M9W 5T5, CANADA.

WITNESSETH

     Whereas, PPK has conceived and developed a photo kiosk utilizing digital imaging and manipulation technology, known as the Power Photo Kiosk and all of its variations and accessories, including but not limited to the proprietary operating software, hardware configuration, licensing rights with various licensors and various image packages.

     Whereas, PPK has identified Integrated as having the expertise and capability to manufacture the PRODUCT; and

     Whereas, Integrated is desirous of manufacturing the PRODUCT and also integrating or assembling all the associated hardware components

     Now Therefore, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1:  DEFINITIONS

Uppercase terms in this agreement have the meaning established for such terms in the succeeding sections of this article 1.

1. The term PPK as used herein shall have the meaning ascribed in the preamble.

2. The term Integrated as used herein shall have the meanin ascribed in the preamble.

3. The PRODUCT as used herein shall mean the kiosk itself, the hardware components or the proprietary software as set out in the preamble.

4. The term CONFIDENTIAL INFORMATION as used herein shall mean but not be limited to drawings, specifications, design information, manufacturing techniques and operating procedures related to the PRODUCT, plus any other information received by one party from the other party which has been marked or indicated in writing prior to disclosure as CONFIDENTIAL.

ARTICLE 2:  GRANT OF MANUFACTURING RIGHTS

(a)  Integrated  agrees that the PRODUCT will be manufactured in accordance with
     (i) all laws and regulations of Ontario; and (ii) the local laws and regulations of the countries and jurisdictions where the PRODUCT will be distributed and sold, provided that PPK shall first provide written notification to Integrated of variations or changes in local laws and regulations which are to be adhered to, where they differ from Ontario laws and regulations.

(b) Integrated agrees to manufacture the PRODUCT for PPK and assemble the PRODUCT as well as supply hardware components which are identified from time to time such as touch screen computers, including the wiring, in accordance with the plans and specifications supplied or approved by PPK and approved by Integrated.

(c) Integrated shall have the exclusive right to manufacture all PRODUCT which is supplied to or is distributed to the North American market, provided Integrated is able to manufacture such product in a timely manner in accordance with this agreement.

(d) PPK estimates that it will order a minimum of 600 kiosks in the first 12 months of this agreement and that those orders will be placed in 12 equal increments. Orders for 50 kiosks will be delivered as follows: 10 kiosks in week 5; 10 kiosks in week 6; 15 kiosks in week 7; and 15 kiosks in week 8. Orders for quantities between 50 and 100 will similarly be delivered as follows: 20% of the kiosks in week 5; 20% of the kiosks in week 6; 30% of the kiosks in week 7; and 30% of the kiosks in week 8. Orders may increase to over one hundred (100) kiosks per month and/or larger orders for single customers from time to time. Integrated agrees to increase its manufacturing capacity to accommodate increases in kiosk sales and provide product on a timely basis in accordance with purchase orders and agreed upon delivery schedules. Scheduling of orders requiring delivery or more than one hundred (100) kiosks in a month will be prepared by INTEGRATED and presented within 7 days and shall be subject to mutual agreement.

Power Photo & Integrated Kiosk                           Manufacturing Agreement

(e) All Products shall be delivered to PPK ex-works Integrated's assembly plant in Toronto, Ontario. PPK shall advise INTEGRATED of the shipping destination, agreed upon carrier to be used and any special instructions relating thereto such as insurance and packing instructions, At PPK's request, INTEGRATED will arrange for shipping as agent of PPK.

(f) Risk of loss to Products shall pass to PPK upon delivery to the carrier for shipment.


ARTICLE 3:  SUB-CONTRACT AGREEMENT

(a) Integrated may sub-contract the manufacture of component parts of the kiosk shell, namely the steel frame and millwork, subject to PPK's written consent for each contractor which shall not be unreasonably withheld.

ARTICLE 4:  TECHNICAL ASSISTANCE

1.   Engineering and Technical Services

(a)  PPK  shall  provide  reasonable   technical  assistance  to  Integrated  in
     connection with the manufacturing of the PRODUCT, including providing existing prototypes, engineering drawings, and bill of materials.

(b)  Integrated  may  modify  the  PRODUCT  as  it  may  reasonably  require  to efficiently manufacture the PRODUCT utilizing available components, provided such modifications do not adversely affect the functionality or aesthetics of the PRODUCT. PPK shall have the right to and shall be responsible to approve any such changes, design and final product.

(c) Integrated shall provide all necessary tooling at Integrated's expense, and shall own such tooling.

4.   Ownership of Improvements and Designs

(a) Each party shall promptly disclose to the other party an improvements to PRODUCT that such party conceives and develops.

(b) The parties mutually agree that any conceived improvemen to the PRODUCT will always remain the property of PPK. Integrated may make, have made and use such improvements conceived as long as this Agreement has not been terminated.

(c) PPK retains the rights, at either party expense and in PPK's sole discretion, to patent any or all aspects of the PRODUCT which PPK has conceived and any improvements or enhancements thereto which Integrated conceives. Integrated shall place on the PRODUCT whatever patent markings and notices PPK may reasonably require.

(d) Both parties agree that all market information will be mutually shared in order to enable Integrated to adapt the PRODUCT requirements with regard to quality and performance.

Power Photo & Integrated Kiosk                          Manufacturing Agreement


ARTICLE 5:  PATENT ENFORCEMENT

(a) PPK warrants that the making of the PRODUCT will not infringe the rights of any other person.

(b) PPK agrees to indemnify Integrated and its approved sub- licensees from any liability, damage or loss of any kind resulting from any claim or lawsuit brought against Integrated or a sub-licensee by a third party alleging that the PRODUCT infringes any patent or other property rights of the third party. PPK at its own expenses shall pay all costs, settlements and damages incurred, including solicitors fees and expenses of litigation, provided that Integrated give PPK prompt notice of such claims and provide PPK assistance, to defend such claims.

(c) Neither party shall compromise or settle any claim of infringement by or against them respecting the PRODUCT or any claim of ownership, validity or enforceability respecting the PRODUCT, or patents directed to the PRODUCT, without the consent of the other party, which consent shall not be unreasonably withheld. Each party shall reasonably cooperate with the other party in connection with any such claims.

(d) If Integrated believes that any of PPK's rights respecting the PRODUCT are being infringed and the infringement substantially adversely affects Integrated's manufacturing rights of the PRODUCT hereunder, Integrated shall promptly notify PPK. If PPK files suit against any alleged infringer, Integrated shall provide reasonable non-monetary assistance to PPK without charge, but subject to reimbursement of expenses. PPK shall be entitled to retain any and all settlement amounts or awards resulting therefrom providing that Integrated shall first receive any settlement monies relating to damages suffered by Integrated. If PPK fails to cause such infringement to ease or to bring and diligently pursue an action to cause such infringement to cease within ninety
(90) days of its notification or knowledge of such infringement, Integrated shall have the option to bring such suit, at its expense, to name PPK as a party if necessary or desirable, and to retain any and all settlement amounts or awards resulting therefrom, and PPK shall provide reasonable non-monetary assistance to Integrated in such action without charge. If Integrated is a party to any lawsuit involving any such rights, Integrated shall not settle or compromise said lawsuit without PPK's consent, which shall not be reasonably withheld.

ARTICLE 6:  WARRANTIES AND LIABILITY

(a) Integrated shall maintain a minimum of five million Canadian dollars (CA$5,000,000) of general commercial liability insurance which shall insure the PRODUCT.

(b) PPK shall maintain a minimum of two million Canadian dollars (CA$2,000,000) of general commercial liability insurance which shall insure the PRODUCT.

Power Photo & Integrated Kiosk                          Manufacturing Agreement




(c) Integrated warrants the PRODUCT shall be manufactured in accordance with the approved designs, shall be free of defects in workmanship and materials (excluding any that are supplied by PPK), and shall be tested and found operational prior to delivery to PPK. Without extending the foregoing, this warranty specifically excludes damage or non-functionality caused by (i) physical mishandling, abuse, contact or application of external force, (ii) causes external to the PRODUCT, including electrical fluctuations and improper operating environment, placement or storage of the PRODUCT; use of the PRODUCT other than for its intended purpose or not in accordance with its operating instructions; (iv) use of equipment, software, or attachments not supplied by Integrated; and (v) modifications, repairs or services performed by any person not authorized by Integrated.

(d) As its sole and only obligation under the warranty, Integrated shall at its option repair or replace the PRODUCT with a new or refurbished PRODUCT or parts. The warranty period for the repaired or replacement product shall expire on the same day as the warranty on the original product.

(e) The Warranty Period is twelve (12) months commencing on the earliest of (i) the date of delivery to the first purchaser from PPK, (ii) or the date the kiosk is first placed in use. Warranty claims shall be made (i) by written notice within thirty (30) days after discovery of the defect within the Warranty Period; or (ii) the defective PRODUCT is returned to Integrated no longer than thirty (30) days following the last day of the Warranty Period, provided that PPK supplies written notification to Integrated of the serial numbers of the defective PRODUCTS prior to the end of the Warranty Period. Each warranty claim shall be accompanied by proof of purchase by the end user showing the date of purchase.

(f) There are no warranties of any kind respecting the equipment and services provided by Integrated except as set out in this agreement. All other warranties and conditions, express, implied or imposed by operation of law, are excluded and disclaimed, subject to any limitations imposed by law.

(g) The liability of Integrated for losses or damages of every nature and kind, whether in contract or tort, arising from or related to this agreement and any equipment or services supplied by INTEGRATED, shall be limited to direct damages in an amount not exceeding in the aggregate the price actually paid for the specific equipment sold or services rendered to PPK. In no event shall INTEGRATED be liable for incidental, special, consequential or punitive, aggravated or exemplary damages, including and not limited to loss of use, loss of data and economic loss, and all such are hereby excluded and waived by PPK.

Power Photo & Integrated Kiosk                           Manufacturing Agreement


ARTICLE 7:  INDEMNIFICATION

(a) PPK shall defend and hold Integrated and its sub-license harmless from any claims, suits, losses and damages arising from (i) a claim that the PRODUCT infringes any Patent or intellectual property rights of a third party; or (ii) the use, placement, or operation of the PRODUCTS after delivery by Integrated to PPK, other than a loss arising from a breach by INTEGRATED of the warranty provisions of this agreement.

(b) Integrated shall defend and hold PPK harmless from any claims, suits, losses and damages arising from (i) breach or non-performance by INTEGRATED of the warranty obligations as set out in this agreement; (ii) alleged defects in the manufacture of the PRODUCT caused by Integrated's deviation from PRODUCT specifications as set out by PPK.

ARTICLE 8:  RECORDS AND REPORTS

(a) PPK will carry out from time to time a quality audit and re-set the specifications as may be required. Changes to specifications shall be subject to reasonable approval by INTEGRATED as to its ability to source the required components and manufacture the PRODUCT with such changes. Any cost increases resulting from changed specifications will result in corresponding price increases, including standard overhead, administrative and profit markup.

ARTICLE 9:  OBLIGATIONS OF THE PARTIES

(a) Integrated and their associates will undertake their bes efforts to comply with the specifications, volumes and quantities as may be required by PPK on and subject to the other terms of this agreement.

ARTICLE 10:  NOTICE AND BREACH

(a) All notices, submissions, requests and statements to be given and all payments to be made hereunder shall be given or made by delivery to the respective addresses of parties as set forth below unless notification of a change of address is given in writing. Any notice shall be in writing and signed by an authorized officer of the party giving the notice. Notices shall be delivered may be sent by facsimile, but shall be followed by hand delivery and shall be deemed to have been given at the time of the delivery.

         Power Photo Kiosk Inc.
         181 Whitehall Drive
         Markham, Ontario
         L3R 9T1                            Fax: (905) 948-8377
         Attention:  Ron Thompson

Power Photo & Integrated Kiosk                           Manufacturing Agreement


         Integrated Kiosk Inc.
         397 Humberline Drive
         Unite #7
         Rexdale, Ontario
         M9W 5T5                            Fax: (416) 675-5868
         Attention:  Michael Parker

ARTICLE 11:  TERM AND TERMINATION

1. The Term

Subject to the termination provisions set out below the initial term of this Agreement shall be a term of 5 (five) years and successive one year renewal terms thereafter through the end of the life of the PRODUCT.


2. Termination

(a) Either party may give notice to the other in written for one year prior to the expiry date or any automatic extension thereof to terminate this Agreement.

(b) This Agreement shall terminate if either party becomes insolvent or makes a general assignment for the benefit of its creditors, or files or has filed against it a petition in bankruptcy.

(c) Termination of this Agreement shall not affect the right of the parties to collect damages or other relief resulting from a breach of this Agreement by the other party. In the event of termination of this Agreement all purchase orders in Integrated's possession effective as of the termination shall be fulfilled provided payment for undelivered orders shall be made in full on delivery.

(d) Either party may terminate this Agreement in the event o a material breach by the other party, which breach is not cured within 60 days of written notice of the specifically described breach.

ARTICLE 12:  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law of the Province of Ontario, Canada and the applicable federal laws of Canada.

ARTICLE 13:  ARBITRATION

Any controversies or disputes between the parties, arising out of or relating to this Agreement or the subject matter hereof which are not capable of satisfactory amicable resolution shall be finally settled by binding arbitration in accordance with the rules of conciliation and arbitration of the Arbitration Act (Ontario). If the parties can agree on one arbitrator, a single arbitrator shall be used, if not, arbitration shall be by three arbitrators. All hearings and discovery shall take place in English. Judgement or any order of the arbitrators may be enforced in any court of competent jurisdiction.

Power Photo & Integrated Kiosk                           Manufacturing Agreement



ARTICLE 14:  ENTIRE AGREEMENT

(a) This Agreement represents the final and complete Agreement between the parties and supersedes all prior negotiations, representations and agreements. There are no agreements, collateral agreements, representations, warranties or terms except as contained herein.

(b) Modifications to or waiver of rights under this Agreemen shall be in writing and signed by the parties.


ARTICLE 15:  PARTIAL INVALIDITY

In case anyone or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability, shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein.

ARTICLE 16:  PRICES AND TERMS

(a) PRODUCT pricing is as set out in Exhibit (A) attached.

(b) Integrated may withhold delivery or performance under this agreement at any time that PPK is in default of making any payment as and when due. In the event of a disputed payment, PPK may pay any undisputed portion and shall pay the disputed amount to an agreed third party in escrow pending resolution of the dispute, and upon such payment being made Integrated shall resume delivery or performance.

(c) If on reasonable grounds PPK believes that the prices at which Integrated currently supplies the PRODUCT are not reasonably competitive in the marketplace, PPK will provide INTEGRATED with detailed information on the reasons therefore for consideration. Based on such information INTEGRATED may agree to alter its price to a price agreeable to both parties to, or decline to do so. If agreement on price continuation or adjustment is not arrived at, PPK may solicit quotations from other qualified, reputable manufacturers for a fixed price quotation based on the specifications and quantities being purchased by PPK under the terms of this agreement for the term of the agreement. If PPK obtains a firm quotation that is at least 2% less than the price being charged by INTEGRATED, it may submit the quotation and all information to support the credentials of the third party manufacturer to INTEGRATED with a request that INTEGRATED match the quotation. INTEGRATED may then either (i) alter its pricing to match the quotation; (ii) waive the exclusivity provisions of this agreement; terminate this agreement to further orders. If INTEGRATED disputes the third party quotation and submit the matter to settlement by arbitration. This process will be completed in no more than 60 days

(d) If INTEGRATED disputes the third party quotation as not being in accordance with the foregoing

Power Photo & Integrated Kiosk                           Manufacturing Agreement

provisions it may submit the dispute to determination by arbitration pursuant to this agreement. The arbitrator shall determine the matter, and if the third party or its quotation is not in accordance with this agreement, shall rule such quotation as invalid. If the quotation is found to be valid, INTEGRATED shall elect within ten (10) days which of options (i), (ii) or it shall take under the preceding paragraph


ARTICLE 17:  CONFIDENTIALITY

(a) The parties shall maintain the terms of this Agreement i confidence, and shall not disclose the terms of this Agreement (other than to their financiers, professional advisers and auditors) without the prior written consent of the other party, which consent shall not be unreasonably withheld, except when disclosure is reasonably necessary to comply with provisions of law, to obtain or continue financing, to obtain legal advice, or to consult with accountants. In connection with any necessary disclosure, the disclosing party shall take reasonable steps to restrict the extent of disclosure.

(b) Each party will protect the other's CONFIDENTIAL INFORMATION (as determined in the Article 1). Neither party will disclose to third parties the other's CONFIDENTIAL INFORMATION without the prior written consent of the party.

(c) Information received under this agreement shall not be exempted from the obligations of confidentiality and limited use even if the information is covered by another secrecy agreement.

(d) Notwithstanding anything else in this agreement, information received by one party from the other party shall not be deemed to be CONFIDENTIAL INFORMATION or proprietary if:

* It was in the possession of the one party prior to the disclosure by the other party;

*    It was available to the public prior t the disclosure to the one party;

* It is subsequently acquired by the one partyfrom a third party whose source of information was neither directly nor indirectly the other party and the third party had the right to disclose the information with the prior written approval of the other party.

(d) PPK and Integrated may not without the other party's prior written consent disclose to any third party, use, exploit or copy any CONFIDENTIAL INFORMATION disclosed by the other party. Both parties agree, however, that notwithstanding any other provision in this agreement, Integrated may disclose PPK's CONFIDENTIAL INFORMATION to be an approved sub-contractor.

(e) Both parties shall take all reasonable precautions to prevent third parties from gaining unauthorized access to information received from the other party.

(f) If requested by one party on termination of this Agreement, the other party shall return all CONFIDENTIAL INFORMATION received from the one party and copies thereof.

Power Photo & Integrated Kiosk                           Manufacturing Agreement


ARTICLE 18:  FORCE MAJEURE

Neither party shall be liable for any failure or delay in its performance under this agreement due to causes, including, but not limited to, act of God, act of civil or military authority, fire, epidemic, flood earthquake, riot, war sabotage, labour shortage or dispute, government action, which are beyond its reasonable control; provided that the delayed party gives the other party written notice of such cause promptly, and in any event within ten (10) days of discovery thereof. This provision does not apply to payment obligations.

The party so affected shall be released under this Agreement, but only to the extent and only for the period that its performance of said obligations is prevented by circumstances of Force Majeure in the event of Force Majeure the parties may meet to correct such failure an to consider renegotiation of this agreement. If such Force Majeure persists for six (6) months or more, this Agreement may be terminated upon ten (10) day prior written notice by either party.

Dated this  14  day of May, 1999.

For and on behalf                               For and on behalf


INTEGRATED KIOSK INC.                           POWER PHOTO KIOSK INC.
/s/ Mark Durst                                   /s/ Ron Thompson
-------------------------                       ----------------------------
Signature                                        Signature
Mark Durst - President                           Ron Thompson - President
-------------------------                       ----------------------------
Name and Position                                Name and Position

Power Photo & Integrated Kiosk                           Manufacturing Agreement



                                   EXHIBIT (A)



TERMS:

1/3 Upon acceptance of the order

1/3 Two weeks following acceptance of the order

1/3 Net 30 shipping date





PRICE:

Pricing is shown here for each major component, however kiosk orders will only be accepted with all major components listed below.

(1)     Kiosk Shell and Frame (as per specifications in Exhibit C, items 1,2 and 3)  $3,630

(2)     Computer (as per specifications in Exhibit B)                                $2,085

(3)     Integration (as per specifications in Exhibit C, items 4 and 6)              $3,260


TOTAL COST FORT MANUFACTURE & INTEGRATION                                            $8,975 + applicable taxes


Power Photo & Integrated Kiosk                          Manufacturing Agreement

                                   EXHIBIT (B)

The following is the minimum computer specifications. Integrated reserves the right to substitute comparable components when necessary, provided that the substitutions do not materially effect the performance of the kiosk and such substitutions are approved by PPK.


*    Intel Manufactured Pentium II Motherboard

*    Intel Pentium II CPU 350 MHz

*    128 Mb SDRAM

*    Western Digital 26400 EIDE HDD

*    Matrox Marvel G200 AGP video

*    Liteon CD-ROM

*    US Robotics 56K Modem

*    3 ECP Parallel ports plus 1 regular parallel port and 3 serial ports

*    Soundblaster PCI 64

*    Power supply with software control

* Additional standard features: floppy drive, PS/2 mouse and keyboard, 2 USB ports

Power Photo & Integrated Kiosk                           Manufacturing Agreement

                                   EXHIBIT (C)

The following is the kiosk specifications. Integrated reserves the right to substitute comparable components when necessary, provided that the substitutions do not materially effect the performance of the kiosk and such substitutions are approved by PPK.

*    1: Metal Frame      3 - 14Ga. Adjustable shelves (std  metal  with  durable
                         textured baked enamel, color: black)
                         4 - 12  Ga.  Unistrut  corner  posts  (std  metal  with
                         durable textured baked enamel, color: black)
                         16 Ga.  Securing  Brackets with 1/4" foam tape for CPU,
                         Printers,  and  Touchscreen  Monitor    (std metal with
                         durable textured baked enamel, color: black)
                         16 Ga. Printer shoot (std metal painted black)
                         16 Ga.  Box  for  securing  bill  Acceptor  (std  metal
                         painted black)
                         16 Ga. Locked down Coin Box (std metal painted black)
                         16 Ga.  Stainless  steel top with 1/8"  decorative bars
                         (logo's NIC)
                         16 Ga. Stainless steel trim frame at printer chute
                         2" chrome plated piano hinge at 4 doors
                         1" x 1" angle frame  inside each door (std 14 Ga. Metal
                         painted black)
                         Forklift  cutouts  (reinforced  and  welded  to  bottom
                         framework)

*    2. Kiosk Enclosure  1/2" plywood cover with  plastic  laminate backer sheet on inside (typical)
                         Side doors; 1/2" plywood covered  with plastic laminate
                                   #1
                                   3/8"  Karadon on return edges of side  panels
                                   (3/8"  rounded edge)
                                   3/16" plexi glass  with  1/8" white  masonite
                                   for graphic panels
                                   Edges on  graphic  cutouts  finished  in  PVC
                                   (color:  navy blue)
                                   3/4" x 3/4"  hinged wood  frames for  graphic
                                   panels  (graphics NIC)
                          Back Door; 1/2" plywood covered with  plastic laminate
                                   #1  3/4"   plywood   covered   with   plastic
                                   laminate #1
                          Front Door; 1/2" plywood covered with 1/4" Karadon
                                    3/8"  Karadon  on  return  edges of sides of
                                    panel  (3/8"  rounded  edge)
                                    3/8" removable plexi lense at camera
                                    3/16" light  deflecting  removable lenses at
                                    both light boxes
                                    3/16"removable plexi lenses at graphic above
                                    and below monitor
                           1/2"  ply with  brushed  metal finish  for  plate for
                           coin/bill acceptor
                           1/2" x 1/8" rubber  gasket at both  monitors  cutouts
                           Front door lockable,  all others  internally  latched
                           and released
                           110/50W-halogen light  entered  at top of  unit (blue
                           color light)
                           Plastic Laminate No. 1 - Formica 969-50 suede finish
                           Karadon Solid Surface - Color match to Corian Azure
                           Wire  Management  3"  x 3"  duct,  72"  -  12  outlet
                           PowerBar,  1 1/2" x 1" wire  management,
                           Velcro plug straps.
                           Misc.  internal  packaging to secure equipment during
                           shipping (top monitor not included)
                           2-4" muffin fans (one top and one bottom of Kiosk)
                           Cut out access in bottom for electrical and telephone
                           connection

*    3. Lighting           2-CSA Approved light boxes with internal transformers
                           2 x 3 x 20w  low   voltage   lights  manufactured  by
                           subcontractor

*    4. Touch Screen       KDS 15" K7MACD or equivalent

*    5. Computer           Patriot Computer as per Exhibit "B"

*    6. Money Acceptor     Mars  Series  2000  downstacker   (700  bill  holder
                           included) or Mars Cashflow 33